Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (File No. 333-58135, File No. 333-12257, File No. 333-12255, File No. 333-43047, File No. 333-31569, File No. 333-31571, File No. 333-26427 and 333-103528) of Sinclair Broadcast Group, Inc., of our reports dated February 10, 2003, with respect to the consolidated financial statements and schedules of Sinclair Broadcast Group, Inc. included in the Form 10-K/A for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Baltimore, Maryland
March 31, 2003